EXHIBIT 10.2

Labor Contract

Party A (Employer )
Name: Zhongshan WINHA Electronic Commerce Company Limited
Address: 3rd Floor, No. 19 Changyi Road, Changmingshui Village Wuguishan Town, Zhongshan City
Zip code: 528458

Party B (Employee)
Name: Zhuowei ZHONG

ID card number: 44200019721213463X

Current address: Room 304 , Building 2 , Yangguanghuadi Langyuege, Shiqi District, Zhongshan City
Contact number:

In accordance with Labor Law of the People's Republic of China, Labor Contract Law of the People's Republic of China and relevant labor laws and regulations, Party A and Party B enter into this labor contract and establish labor relationship on the principle of "legitimacy, fairness, equality and voluntariness, consensus, honesty and credit".

I.	Types and Duration of the Labor Contract

1.1	Party A and Party B agreed to take the following second form to determine the duration of the labor contract.

(1)	The labor contract has no fixed term, and the contract begins to take effect from ＿Y
＿M  D.
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

(2)	This contract is a fixed-term labor contract, and it is valid from April 29, 2016 to April 25, 2019.

1.2	Party A and Party B agreed to take the following first form to determine the probation. (Probation is included in the contract period.)

(1)	No probation.

(2)	Probation is valid from＿Y M D to＿Y M D.

1.3
Appointment of recruiting conditions during the probation period: Persons who have the following actions shall be deemed not to meet recruiting conditions and Party A shall have the right not to employ him during the probation period:

(1)	Forged academic certificate.

(2)	Forged work experiences, personal resume.

(3)	Concealment of medical history and injury experiences.

(4)	Concealment of labor relations and labor disputes with other enterprises.

(5)	Failure of fulfill the content of work tasks, job responsibilities and job descriptions. (6)Violation of any rules and regulations of the company during the probationary period.
(7)	Rejection of the temporary tasks assigned by the leader.

(8)	Failure of working due to non-work-related reasons.

II.	Work Content and Workplace

2.1	When signing this contract, Party B agrees that according to the requirement of Party A's work, Party B's operating post (department, type of work or duty) shall be: Chairman.
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

2.2
Party B shall complete the required quantity, quality, index and tasks according to the requirements of Party A for the tasks and responsibilities of the corresponding positions; Party B shall ensure its work shall meet the standard of duties stipulated by Party A; if there is any demand, Party B should also complete the arranged temporary work besides the work of the job.

2.3
According to the operation situation, work performance and ability manifestation of Party B, Party B's long leave, other reasons really needed, Party A can change or adjust the position and work content of Party B.

2.4	Party B's workplace is Zhongshan WINHA Electronic Commerce Co., Ltd. Party B can change workplace according to the work needs of Party A.

III.	Working Hours, Rest and Leave

3.1	Party B works 8 hours a day.

3.2	Party B can enjoy the national holidays and the company's special holiday leave, the specific holiday arrangements refer to the annually national statutory holiday arrangements for the implementation.

3.3
If there is need for work, Party A may arrange Party B to extend Party B's working hours, including working on public holidays and holidays. But the overtime will be no more than the upper limit of total overtime stipulated by the State. Party A shall give the overtime wage or arrange day off in accordance with the relevant system of the State and Party A.

3.4
Party B shall not require Party A to pay any remuneration for Party B's overtime, if Party B extends its working hours due to failure to complete his work in time or if Party B extends his working hours without Party A' s request or approval.

IV.	Labor Remuneration

4.1	The two sides agree that: the monthly basic salary of Party B in probation period is 80%
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

of the regular employees; the basic salary after the expiration of the probation period is RMB 10,000 (before tax); overtime pay is calculated based on the normal salary (the salaries in normal working hours do not include the bonus, subsidies, allowances, overtime pay etc).

4.2
Party A and Party B agreed that Party A shall pay the previous month salary monthly under the date stipulated by the company in cash, bank transfer or other means that Party A thinks which is appropriate. And the pay date can be delayed or advanced in holidays.

4.3
According to the actual business condition of the company, Party A make a unified stipulation for the standard of wage adjustment, overtime wage, benefits and deduction criteria of leave for personal affairs, sick leave and absenteeism, to which Party B give recognition and acceptance.

4.4	Party B has the obligation to pay personal income tax and Party A shall withhold in accordance with state regulations.

4.5
Party A shall adjust the salary standard of Party B in accordance with the actual business condition, rules and regulations, the examining situation of Party B, and the years of working of Party B, reward and punishment records, job changes, but not be less the minimum wage stipulated by the State.

V.	Social Insurance and Benefits

5.1
Party A and Party B shall address the social insurance expenses such as pension, occupational injury, medical treatment for employees in accordance with the provisions of laws and regulations. Among which, the part which shall be paid by the enterprises shall be paid by Party A, and the individual payments shall be paid by Party B, which may be withheld by Party A from Party B's salary.

5.2	After terminating the labor contract, Party A and Party B shall cooperate to handle the transfer procedures of various social insurance of Party B.

VI.	Labor Discipline and Rules and Regulations
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

6.1
Party B shall be subject to the work arrangement of Party A, strictly abide by the laws and regulations of the country, as well as the rules and regulations, the labor discipline and work specification stipulated by Party A according to the law, take good care of the property of Party A, observe the occupational ethics, actively participate in the training arranged by Party A, and improve professional skills.

6.2
Each rules and regulations stipulated or modified by Party A according to the law shall be made public to Party B by offering written documents, meetings or training, e-mail and posting up notice to Party B.

6.3	Party B shall be not engaged in any other occupations or activities that conflicts with Party A's interests and shall keep Party A's trade secrets and intellectual property rights.

6.4
If Party B's fault or misconduct causes Party A to suffer losses, Party A shall have the right to give Party B disciplinary punishment or rescind this contract, and Party A also has the right to pursue the responsibility of Party B and recover the financial compensation in accordance with the law

VII．Discharge and Termination of Labor Contract

7.1
The two parties shall discharge or terminate or renew the labor contract in accordance with the relevant laws and regulations of the State, rules and regulations formulated by Party A and the relevant provisions of the local government.

7.2
If Party A shall pay the economic compensation for Party B due to cancel or terminate the labor contract in accordance with the law, the payment standard of economic compensation shall be implemented in accordance with the relevant provisions of the Labor Contract Law.

7.3	Once there reach any consensus between both parties, the contract can be terminated accordingly.

7.4	Part B should cease to do all activities conducted in the name of Party A, and complete
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

the outstanding issues which should be finished in accordance with the requirement of Party A, and pay all accounts when the contract is discharged, terminated or expired. Meanwhile, Part B should return all the properties to Part A, including but not limited to:

（a）	All the original and copies of documents and files about management ,operation and product related to Part A which is kept and used by Party B or within the scope of Part B's control.

（b）	The suppliers and clients of Part A, and name lists and material of other contact departments and individuals.

（c）	The software, disk, hard disk and CD which contains the material and information of Part A.

（d）	The tools ,instruments, equipment and other office tools which have been prepared for Part B.

7.5
When the contract was canceled or terminated, Party B shall promptly transfer the work in accordance with the company procedures. Except the above agreement, Party B shall also transfer the work in a timely manner in accordance with the separate agreement or Party A 's rules and regulations. Party A shall pay economic compensation to Party B in accordance with law, and pay it after handover.

VIII.	Other contents agreed upon by both parties

Party A and Party B have agreed to add the following terms and conditions:

8.1	Company's "Employee Manual" , as the appendix of this contract, has the same legal effect as this contract;

8.2
Party B shall provide a written notice of change to Party A within 15 days from the date of occurrence of the change of Party B's personal data and other information. Party B shall confirm the current address in the first page of the contract for the party A is the service address to issue the documents, official dispatch, notices and others. If the address is

Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com

changed, Party B shall notify Party A with written notice, otherwise Party A shall send the above documents to Party B to this address, which shall be deemed to delivery completed.

IX.	Miscellaneous

9.1	This contract is written in the Chinese and in duplicate, and each party holds one copy.

9.2
This contract has clearly provided that all the agreements reached by both parties in accordance with the contents of this contract. Since this contract comes into effect, the labor rights and obligations of both parties should be subject to this contract.

Party A:(stamp)

Party A:( signature) Party B:( signature) Date: April 29, 2016 Date: April 29, 2016
Zhongshan WINHA Electronic Commerce Co., Ltd
Build the biggest integrated platform of national folklore industry
www.winha.com